Pittston Brink's Group Earns
                       $.51 Per Share in the Third Quarter

     Richmond, VA - October 23, 1997 - Pittston Brink's Group reported net income of $19.4 million, or $.51 per share, in the third quarter ended September 30, 1997, a 23% increase over the $15.8 million, or $.41 per share, earned in the third quarter of 1996. Combined third quarter revenues of Brink's, Incorporated and Brink's Home Security, Inc. increased 21% to $280.1 million. For the first nine months of 1997, Pittston Brink's Group generated net income of $52.4 million ($1.37 per share) compared to $41.7 million ($1.09 per share) for the comparable period in 1996. Combined revenues for the first nine months were up 20% to $800.2 million.

Brink's, Incorporated (Brink's)
     Brink's worldwide consolidated revenues increased 22% to $234.0 million in the quarter. Operating profits amounted to $20.9 million, 30% greater than recorded in the prior year's quarter due to improvements in both North American and international operations. For the first nine months of 1997, Brink's worldwide consolidated revenues increased 21% to $667.8 million and operating profits climbed 47% to $55.8 million.

     Revenues from North American operations (United States and Canada) amounted to $123.4 million in the quarter, 16% higher than in the comparable period in 1996. Operating profits for the quarter increased 16% to $10.8 million primarily due to the improved results achieved by armored car operations, which includes ATM services. For the first nine months of 1997, North American operating profits were $28.2 million, a 21% increase over the comparable 1996 period.

     Consolidated international subsidiaries recorded revenues of $110.6 million in the quarter, 28% higher than the $86.3 million generated in the prior year's quarter. About three-fourths of the increase in revenues reflects the acquisition, in the first quarter of 1997, of a majority interest in Brink's Venezuelan affiliate, in which Brink's previously owned a 15% interest. Brink's now owns 61% of this affiliate. Operating profits from international subsidiaries and affiliates amounted to $10.1 million, about 50% higher than the $6.7 million earned in the prior year's quarter. The improvement in operating profits was largely attributable to increased ownership positions in the Venezuelan and Peruvian affiliates and improved operations. Operational improvements in Colombia, Brazil, Chile and the Netherlands were partially offset by lower results in France and expenses associated with a start-up operation in Argentina. Interest expense and minority interest associated with the acquisitions in Venezuela and Peru offset approximately one-half of the higher international operating profits.


     For the first nine months of 1997, operating profits from international subsidiaries and affiliates totaled $27.6 million, nearly 90% higher than the $14.6 million earned in the first nine months of 1996 due in large part to the increased ownership of affiliates in Venezuela and Peru. Interest expense and minority interest associated with the acquisitions offset more than half of the higher operating profits. Better results in Colombia and Chile were largely offset by lower profits in Brazil, Mexico (20% owned) and expenses associated with the start-up operation in Argentina. Europe's results were much improved in most countries, but those gains were partially offset by lower results from the 38% owned affiliate in France.

Brink's Home Security, Inc. (BHS)
     Brink's Home Security's revenues totaled $46.1 million in the third quarter 1997, a 17% increase over the comparable period in 1996. Operating profits increased 16% to $13.4 million. For the nine months ended September 30, 1997, revenues and operating profits increased 15% and 16% respectively, to $132.5 million and $39.5 million.

     Brink's Home Security installed approximately 28,000 new subscribers during the quarter and the subscriber base now exceeds 500,000 customers, a 17% increase compared to a year ago. As a result, annualized service revenues increased 23% to $149.5 million as of September 30, 1997. Brink's Home Security's disconnect rate for the first nine months was 7.5%, which Brink's Home Security believes may be one of the lowest in the industry.

     Based on demonstrated retention of customers, Brink's Home Security adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in accounting estimate reduced depreciation expense for capitalized installation costs for the quarter and nine months ended September 30, 1997 by approximately $2.3 million and $6.5 million, respectively.

     As a result of aggressive pricing and marketing by competitors, Brink's Home Security is experiencing lower installation fees and higher marketing and sales costs. As a result, operating profit was negatively impacted by approximately $2.1 million from 1996's third quarter. Monitoring revenues increased as a result of a greater number of subscribers and higher monitoring fees per subscriber.

     Brink's Home Security is planning to occupy its new state-of-the-art national monitoring, customer service and corporate center in Irving, Texas, by the end of 1997. This custom designed 91,000 sq. ft. facility will allow Brink's Home Security to consolidate its operations from three buildings into one, resulting in greater operating efficiencies. Brink's Home Security entered the Calgary market in Alberta, Canada, and the Hartford, Connecticut market during the quarter.

Financial - Consolidated
     The Pittston Company (the "Company") reported consolidated revenues of $870.5 million in the third quarter ended September 30, 1997 compared to $782.4 million for the comparable period in 1996. Net income was $36.3 million compared to $29.2 million in the prior year's quarter. For the first nine months of 1997, consolidated revenues were $2,478 million and net income was $72.3 million. A year ago, consolidated revenues for the nine month period were $2,271 million and net income was $73.1 million. Consolidated cash flow from operating activities totaled $136.0 million for the nine months ended September 30, 1997. Total debt at September 30, 1997 was $313.2 million. In July, The Pittston Company's corporate credit and senior unsecured ratings were raised to 'BBB' by Standard & Poor's.

     During the quarter, the Company purchased 1,515 shares of its Series C Convertible Preferred Stock and 200,200 shares of Pittston Burlington Group Common Stock at a total cost of $.6 million and $4.8 million, respectively. The Company has remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 1.1 million shares of Pittston Brink's Group Common Stock, 1.1 million shares of Pittston Burlington Group Common Stock and an additional $24.4 million of the Series C Convertible Preferred Stock.

                              * * * * * * * * * *

     Pittston Brink's Group Common Stock (NYSE-PZB), Pittston Burlington Group Common Stock (NYSE- PZX) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), global freight transportation and logistics management services through BAX Global Inc. (Pittston Burlington Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Burlington Group and Pittston Minerals Group earnings releases are available upon request.

                             Pittston Brink's Group
                           Supplemental Financial Data
                                   (Unaudited)



                              BRINK'S, INCORPORATED



                                                                                 Three Months                           Nine Months
                                                                           Ended September 30                    Ended
September 30
(In thousands)                                                        1997               1996               1997               1996
------------------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES
North America (United States & Canada)                        $    123,363            106,156           351,752            308,271
International subsidiaries                                         110,641             86,335           316,001
243,485
------------------------------------------------------------------------------------------------------------------------------------

Total operating revenues                                      $    234,004            192,491            667,753           551,756
------------------------------------------------------------------------------------------------------------------------------------



OPERATING PROFIT
North America (United States & Canada)                        $     10,783              9,292             28,195            23,383
International operations                                            10,078              6,741             27,610            14,552
------------------------------------------------------------------------------------------------------------------------------------

Total operating profit                                        $     20,861             16,033             55,805            37,935
------------------------------------------------------------------------------------------------------------------------------------


DEPRECIATION AND AMORTIZATION                                 $     10,410              6,484            24,768             18,221
------------------------------------------------------------------------------------------------------------------------------------




                           BRINK'S HOME SECURITY, INC.



                                                                                 Three Months                           Nine Months
                                                                          Ended September 30                    Ended September 30
(Dollars in thousands)                                                1997               1996               1997              1996
------------------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES                                            $     46,071             39,531            132,481           114,881
------------------

OPERATING PROFIT                                              $     13,402             11,509             39,454            34,012
----------------

DEPRECIATION AND AMORTIZATION                                 $      7,880              7,839            21,662             22,083
-----------------------------

Annualized recurring revenues*                                                                         $ 149,524           121,254

Number of Subscribers:
   Beginning of period                                             482,065            412,591            446,505           378,659
   Installations                                                    28,000             23,327             80,388            72,030
   Disconnects                                                      (9,691)            (8,125)           (26,519)          (22,896)
------------------------------------------------------------------------------------------------------------------------------------

End of period                                                      500,374            427,793            500,374           427,793
------------------------------------------------------------------------------------------------------------------------------------



------------
* Annualized recurring revenues are calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for monitoring, maintenance and related services.

                             Pittston Brink's Group
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                 Three Months                           Nine Months
(In thousands, except                                                      Ended September 30                    Ended September 30
per share data)                                                       1997               1996               1997              1996
-----------------------------------------------------------------------------------------------------------------------------------


Operating revenues                                        $        280,075            232,022            800,234           666,637
-----------------------------------------------------------------------------------------------------------------------------------


Operating expenses                                                 207,882            174,979            593,531           506,987
Selling, general and administrative
   expenses                                                         40,287             33,706            116,646            95,065
-----------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                           248,169            208,685            710,177           602,052
-----------------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                            645              1,648                141             1,478
-----------------------------------------------------------------------------------------------------------------------------------


Operating profit                                                    32,551             24,985             90,198            66,063
Interest income                                                        639                719              1,845              1,708
Interest expense                                                    (2,971)              (424)            (7,874)           (1,410)
Other expense, net                                                    (422)            (1,462)            (3,527)           (3,634)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                          29,797             23,818             80,642            62,727
Provision for income taxes                                          10,425              7,977             28,225            21,013
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                                $         19,372             15,841             52,417            41,714
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share                               $            .51                .41               1.37              1.09
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                   38,309             38,264             38,243            38,158
-----------------------------------------------------------------------------------------------------------------------------------




                               SEGMENT INFORMATION



Operating revenues:
   Brink's                                                $        234,004            192,491            667,753           551,756
   BHS                                                              46,071             39,531            132,481           114,881
-----------------------------------------------------------------------------------------------------------------------------------

Total operating revenues                                  $        280,075            232,022            800,234           666,637
-----------------------------------------------------------------------------------------------------------------------------------


Operating profit:
   Brink's                                                $         20,861             16,033             55,805            37,935
   BHS                                                              13,402             11,509             39,454            34,012
-----------------------------------------------------------------------------------------------------------------------------------

Segment operating profit                                            34,263             27,542             95,259            71,947
General corporate expense                                           (1,712)            (2,557)            (5,061)           (5,884)
-----------------------------------------------------------------------------------------------------------------------------------

Total operating profit                                    $         32,551             24,985             90,198            66,063
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                             Pittston Brink's Group
                            CONDENSED BALANCE SHEETS



                                                                                             September 30               December 31
(In thousands)                                                                                       1997                      1996
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                                                    $     33,415                   20,012
Accounts receivable, net of estimated amounts
  uncollectible                                                                                   156,112                   124,928
Inventories and other current assets                                                               37,165                   45,117
------------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                              226,692                   190,057

Property, plant and equipment, at cost, net of
  accumulated depreciation and amortization                                                       333,798                  256,759
Intangibles, net of amortization                                                                   18,659                   28,162
Other assets                                                                                       76,167                    76,687
------------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                                 $    655,316                   551,665
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholder's Equity

Current liabilities                                                                          $    163,289                   139,392
Long-term debt, less current maturities                                                            38,521                    5,542
Other liabilities                                                                                  94,434                    93,353
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                 296,244                   238,287

Shareholder's equity                                                                              359,072                   313,378
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                                                   $    655,316                  551,665
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                             Pittston Brink's Group
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                                     Nine Months Ended September 30
(In thousands)                                                                                              1997               1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                                           $    52,417             41,714
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                                                                          46,787            40,415
   Other, net                                                                                             16,173              6,195
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables                                                                             (18,055)          (10,745)
     Increase in inventories and other current assets                                                       (448)           (2,114)
     (Decrease) increase in current liabilities                                                           (2,075)            5,574
     Other, net                                                                                           (1,599)            (2,887)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                                 93,200            78,152
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                                               (89,577)          (71,146)
Proceeds from disposal of property, plant and equipment                                                    1,372             1,540
Acquisitions, net of cash acquired                                                                       (55,349)                -
Other, net                                                                                                 7,110              1,068
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                                   (136,444)          (68,538)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                                         44,574              1,882
Reductions of debt                                                                                        (3,472)            (6,916)
Payments from Minerals Group                                                                              20,300             2,163
Share and other equity activity                                                                           (4,755)           (3,145)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                                          56,647            (6,016)
------------------------------------------------------------------------------------------------------------------------------------


Net increase in cash and cash equivalents                                                                 13,403             3,598
Cash and cash equivalents at beginning of period                                                          20,012            21,977
------------------------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                                           $    33,415            25,575
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                 Three Months                           Nine Months
(In thousands, except                                                      Ended September 30                    Ended September 30
per share amounts)                                                    1997               1996               1997             1996
-----------------------------------------------------------------------------------------------------------------------------------


Net sales                                                     $    150,998            177,195            467,693          522,715
Operating revenues                                                 719,503            605,199          2,010,638        1,747,973
-----------------------------------------------------------------------------------------------------------------------------------

Net sales and operating revenues                                   870,501            782,394          2,478,331        2,270,688
-----------------------------------------------------------------------------------------------------------------------------------


Cost of sales                                                      144,338            167,907            451,586          533,236
Operating expenses                                                 583,027            497,743          1,655,280        1,454,058
Restructuring and other credits,
   including litigation accrual                                          -                  -                  -           (37,758)
Selling, general and administrative
   expenses                                                         85,478             74,711            255,576          218,033
-----------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                           812,843            740,361          2,362,442        2,167,569
-----------------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                          2,898              3,684              9,349           13,742
-----------------------------------------------------------------------------------------------------------------------------------

Operating profit                                                    60,556             45,717            125,238          116,861

Interest income                                                      1,067                880              3,077             2,216
Interest expense                                                    (7,282)            (3,409)           (19,268)         (10,533)
Other expense, net                                                    (810)            (2,506)            (5,098)          (6,912)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                          53,531             40,682            103,949          101,632
Provision for income taxes                                          17,194             11,638             31,608           28,542
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                                          36,337             29,044             72,341           73,090
Preferred stock dividends, net                                        (789)               146             (2,592)            (773)
-----------------------------------------------------------------------------------------------------------------------------------

Net income attributed to common shares                        $     35,548             29,190             69,749           72,317
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                        $     19,372             15,841             52,417           41,714
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                   $        .51                .41               1.37             1.09
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                   38,309             38,264             38,243           38,158
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common
   shares                                                     $     15,993             10,705             19,168            23,214
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                                    $        .82                .56                .99          1.21
   Fully diluted                                                       .79                .56  (a)           .95          1.21  (a)
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                          19,470             19,283             19,449            19,161
   Fully diluted                                                    20,140             19,283             20,125           19,161
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income (loss) attributed to common
   shares:                                                    $        183              2,644             (1,836)            7,389
-----------------------------------------------------------------------------------------------------------------------------------


Net income (loss) per common share:
   Primary                                                    $        .02                .33               (.23)              .94
   Fully diluted                                                       .02 (a)            .25               (.23)  (a)         .82
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                           8,096              7,926              8,055             7,872
   Fully diluted                                                     9,899              9,819              9,885             9,920
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.


(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.

                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                             September 30               December 31
(In thousands)                                                                                       1997                      1996
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                                                $         59,992                   41,217
Accounts receivable, net of estimated amounts uncollectible                                       550,132                  475,859
Inventories and other current assets                                                              144,798                  121,338
------------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                              754,922                   638,414

Property, plant and equipment, at cost, net of accumulated
   depreciation, depletion and amortization                                                       636,289                  540,851
Intangibles, net of amortization                                                                  302,937                  317,062
Other assets                                                                                      321,899                   336,276
------------------------------------------------------------------------------------------------------------------------------------


Total assets                                                                             $      2,016,047                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities                                                                      $        622,285                   588,691
Long-term debt, less current maturities                                                           269,146                  158,837
Postretirement benefits other than pensions                                                       231,211                  226,697
Workers' compensation and other claims                                                            110,515                  116,893
Other liabilities                                                                                 129,542                   134,778
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                               1,362,699                 1,225,896

Shareholders' equity                                                                              653,348                   606,707
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                                               $      2,016,047                1,832,603
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                                     Nine Months Ended September 30
(In thousands)                                                                                                1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                                           $      72,341          73,090
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                                                          -         29,948
   Depreciation, depletion and amortization                                                                 96,467         83,315
   Provision for aircraft heavy maintenance                                                                 25,009         23,980
   Provision for deferred income taxes                                                                       5,306         10,496
   Other, net                                                                                               18,743          10,393
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables                                                                               (58,484)        (20,199)
     (Increase) decrease in inventories and other current assets                                           (20,516)         3,894
     Increase (decrease) in current liabilities                                                             16,389        (22,851)
     Other, net                                                                                            (19,276)        (66,380)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                                  135,979        125,686
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                                                (133,911)      (116,294)
Proceeds from disposal of property, plant and equipment                                                      5,455         11,732
Aircraft heavy maintenance                                                                                 (24,790)       (15,215)
Acquisitions and related contingent payments,
   net of cash acquired                                                                                    (65,271)           (971)
Other, net                                                                                                   8,925           6,519
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                                     (209,592)      (114,229)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                                          134,137          20,375
Reductions of debt                                                                                         (21,090)         (9,510)
Share and other equity activity                                                                            (20,659)       (20,522)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                                            92,388         (9,657)
------------------------------------------------------------------------------------------------------------------------------------


Net increase in cash and cash equivalents                                                                   18,775          1,800
Cash and cash equivalents at beginning of period                                                            41,217         52,823
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                           $      59,992         54,623
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      The Pittston Company and Subsidiaries
                             Pittston Brink's Group
                         NOTES TO FINANCIAL INFORMATION



(1)  The Pittston  Company (the  "Company")  has three  classes of common stock:
     Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     The financial information for the Brink's Group includes the results of the Company's Brink's, Incorporated ("Brink's") and Brink's Home Security, Inc. ("BHS") businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory. In 1993, the Company recognized in its consolidated financial statements the potential liability that might have resulted from an ultimate adverse judgement in the Evergreen Case.

     In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. The third payment of $8.5 million was paid in August, 1997 and was funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

     As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Brink's Group.

(4) Based on demonstrated retention of customers, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in accounting estimate reduced depreciation expense for capitalized installation costs by $2.3 million and $6.5 million in the quarter and nine months ended September 30, 1997, respectively.

(5) During the three months ended September 30, 1997 and 1996, the Company purchased no shares of Brink's Stock; 200,200 shares (at a cost of $4.8 million) and 15,300 shares (at a cost of $0.3 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program authorized by the Board of Directors of the Company (the "Board"). During the nine months ended September 30, 1997 and 1996, the Company purchased 166,000 shares (at a cost of $4.3 million) and no shares, respectively, of Brink's Stock; 332,300 shares (at a cost of $7.4 million) and 20,300 shares (at a cost of $0.4 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program.

(6) During the quarter and nine months ended September 30, 1997, the Company purchased 1,515 shares (at a cost of $0.6 million) of its Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), respectively. During the quarter and nine months ended September 30, 1996, the Company purchased 10,320 shares (at a cost of $3.9 million) and 20,920 shares (at a cost of $7.9 million) of the Convertible Preferred Stock, respectively. Preferred dividends included on the Company's Statement of Operations for the quarter and nine months ended September 30, 1997 are net of $0.1 million, which is the excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders of the stock.

(7) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(8) Financial information for the Minerals Group, which includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations, and the Burlington Group which includes the results of the Company's BAX Global Inc. business, is available upon request.